Exhibit 10.5
FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made as of May 31, 2002, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord") and AMN HEALTHCARE, INC., a Nevada corporation ("Tenant").

R E C I T A L S :

A.Landlord and Tenant entered into that certain Office Lease, dated April 2, 2002 (the "Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 172,259 rentable (160,801 usable) square feet of s ace (the "Original Premises") consisting of all of the first (1st), third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of that certain six (6) story building to be constructed by Landlord and located at 12400 High Bluff Drive, San Diego, California 92130 (the "Building"), which Building shall contain approximately 208,961 rentable (195,264 usable) square feet of space (assuming a single-tenant sixth (6th) floor).
B.The Original Premises includes all of the approximately 33,289 rentable (31,136 usable) square feet of space located on the sixth (6th ) floor of the Building (the "Original Sixth Floor Premises"). The Original Sixth Floor Premises is scheduled to be delivered by Landlord to Tenant as part of Landlord's delivery to Tenant of the Original Premises pursuant to the terms and conditions of the Lease.
C.Landlord and Tenant desire to reconfigure the Original Premises such that Landlord shall deliver to Tenant, in place of the Original Sixth Floor Premises, all of the second (2nd) floor (which second (2nd) floor consists of approximately 36,702 rentable (34,461 usable) square feet of space) of the Building (the "Substitute Second Floor Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and . in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
2.Substitution of Substitute Second Floor Premises for Original Sixth Floor Premises. Effective as of the date this First Amendment is fully executed by Landlord and Tenant (the "Effective Date") (a) the Original Sixth Floor Premises shall be removed from the Premises as originally configured and the Lease shall be of no further force or effect with respect to the Original Sixth Floor Premises (except as otherwise expressly set forth in the Lease (as amended by Sections 4 and 5 of this First Amendment) to the contrary), and (b) the Substitute Second Floor Premises shall be included in the Premises as originally configured and Tenant shall lease from Landlord and Landlord shall lease to Tenant the Substitute Second Floor Premises on the TCCs set forth in the Lease, as hereby amended. Consequently, effective upon the Effective Date, the Substitute Second Floor

Exhibit 10.5
Premises shall be substituted for the Original Sixth Floor Premises and all references in the Lease, as hereby amended, to the "Premises" shall be deemed to include the Substitute Second Floor Premises in place of the Original Sixth Floor Premises.

3.Premises Square footage. Effective upon the Effective Date (but subject to verification pursuant to the TCCs of Section 1.2 of the Lease), Section 2.2 of the Summary shall be revised such that the Premises shall equal approximately 175,672 rentable (164,128 usable) square feet of space, consisting of all of the first (1st), second (2nd), third (3rd ), fourth (4th) , and fifth (5th) floors of the Building.
4.Expansion Right. Effective upon the Effective Date, Section 1.3 of the Lease shall be revised such that all references to the Expansion Space shall be deemed to mean all or one half(½) of the sixth (6th) floor of the Building.
5.Sixth Floor Right of First Refusal. Effective upon the Effective Date, Section 1.4 of the Lease shall be revised such that all references to the Second Floor First Refusal Right shall be deemed to mean the sixth floor of the Building rather than the second floor of the Building (as amended, the "Sixth Floor First Refusal Right").
6.Base Rent. Notwithstanding any provision to the contrary contained in the Lease, as amended hereby, effective upon the Effective Date, Section 4 of the Summary shall be amended and restated in its entirety as follows:

4. Base Rent (Article 3):
			Monthly
		Monthly	Rental Rate
	Annual	Installment	per Rentable
Lease Year	Base Rent	of Base Rent	Square Foot
1 - 3	$6,724,725.00	$560,393.75	$3.190
4 - 6	$7,546,869.00	$628,905.75	$3.580
7* - 8	$8,075,151.00	$672,929.25	$3.831
9* - 10	$8,640,411.00	$720,034.25	$4.099
11* - 12	$9,245,238.00	$770,436.50	$4.386
13* - 14	$9,892,407.00	$824,367.25	$4.693
15*	$10,584,873.00	$882,072.75	$5.021

Exhibit 10.5

To the extent Tenant elects to increase the amount of the Tenant Improvement Allowance pursuant to Section 2.2.2 of the Tenant Work Letter, such "TIA Increase," as that term is defined in Section 2.2.2 of the Tenant Work Letter, shall be amortized over the initial Lease Term using an amortization rate of twelve and one-half percent (12½%) per annum, the monthly payment of which shall be payable in the same place and in the same manner as Base Rent for each month of the initial Lease Term as "Additional Rent," as that term is set forth in Section 4.1 of the Lease. Accordingly, for each dollar of TIA Increase utilized by Tenant, the Base Rent payable by Tenant during the first six (6) Lease Years, as set forth in Section 4 of the Summary, shall be increased by an amount equal to $0.01233 per rentable square foot of the Premises per month, with the Base Rent for subsequent Lease Years calculated as set forth below.

*Commencing as of the seventh (7th) Lease Year, and continuing as of the ninth (9th), eleventh (11th), thirteenth (13th) and fifteenth (15th) Lease Years, Annual Base Rent (and Monthly Installment of Base Rent/Monthly Rental Rate per Rentable Square Foot) was calculated using seven percent (7.0%) increases over the previously existing amounts; provided, however, that in each instance (including Lease Years one (1) through six (6)), the resulting actual Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), and the scheduled Annual Base Rent is, therefore, an amount equal to twelve (12) times such rounded Monthly Installment of Base Rent amount.

7.Tenant's Share. Notwithstanding any provision to the contrary contained in the Lease, as amended hereby, effective upon the Effective Date, Section 6 of the Summary shall be amended and restated in its entirety as follows:

6. Tenant's Share (Article 4):	84.07%.

8.Security Deposit. Notwithstanding any provision to the contrary contained in the Lease, as amended hereby, effective upon the Effective Date, Section 8 of the Summary shall be amended and restated in its entirety as follows:

8. Security Deposit (Article 21):
An amount equal to the Monthly Installment of Base Rent for the last month of the initial Lease Term ($882,072.75, subject to adjustment pursuant to Section 4 of this Summary, Section 1.2 of the Lease and Section
2.2.2 of the Tenant Work Letter). In addition to the Security Deposit, Tenant shall have additional security obligations, in the form more particularly set forth in Section 21.2, and subject to reductions pursuant to the TCC's of Section 21.2.

9.Tenant Improvement Allowance. Notwithstanding any provision to the contrary contained in the Lease, as amended hereby, effective upon the Effective Date, Section 13 of the Summary shall be deleted in its entirety and replaced with the following:

Tenant Improvement Allowance (Section 2 of Exhibit B):	$6,565,120.00 (which amount was calculated based upon $40.00 per Usable Square Foot for each of the 164,128 Usable Square Feet of space in the Premises).

Exhibit 10.5

10.Base, Shell and Core of the Substitute Second Floor Premises to be Constructed by Landlord. In accordance with the TCCs of the Lease, Landlord shall construct, at its sole cost and expense, the Base, Shell, and Core of the Substitute Second Floor Premises, which shall materially comply with those certain base-building plans and specifications attached hereto as Exhibit B. Accordingly, effective upon the Effective Date, the Tenant Work Letter, attached to the Lease as Exhibit B, shall be revised such that all references to the Base, Shell and Core shall be deemed to include the Substitute Second Floor Premises rather than the Original Sixth Floor Premises.

11.Recording. A "Memorandum (Short Form) of Lease," substantially in the form attached hereto as Exhibit C, shall be executed and acknowledged by Landlord and Tenant concurrently with their execution of this First Amendment and Tenant shall, at Tenant's sole cost and expense, record such Memorandum (Short Form) of Lease.    ·

12.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Irving Hughes (for Tenant) and Business Real Estate (BRE) (for Landlord) (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers.

13.Representations and Warranties. Tenant represents and warrants to Landlord that, with respect to the Original Sixth Floor Premises, (a) Tenant has not heretofore sublet the Original Sixth Floor Premises nor assigned all or any portion of its interest in the Lease, as amended hereby, with respect thereto, nor shall any such transaction be in effect as of the Effective Date, (b) Tenant has not granted to any other person, firm or entity any right, title or interest in the Lease, as amended hereby, with respect to the Original Sixth Floor Premises,
(c) Tenant has the full right, legal power and actual authority to enter into this First Amendment, and (d) the individuals executing this First Amendment on behalf of Tenant have the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof.
14.Conflict; No Further Modification. In the event of any conflict between the Lease and this First Amendment, this First Amendment shall prevail as to the subject matter contained herein. Except as otherwise set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

Exhibit 10.5

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"    KILROY REALTY, L.P.,
a Delaware limited partnership

By: Kilroy Realty Corporation, a Maryland corporation
    General Partner
By: /s/ Steve Scott
Its: Senior Vice President
By: /s/ Jeffrey C. Hawken
Its: Executive Vice President, Chief Operating Officer

"TENANT" AMN HEALTHCARE, INC.,
a Nevada corporation
By: /s/ Steven Francis
     Its: CEO & President
By: /s/ Denise Jackson
     Its: VP

Exhibit 10.5

EXHIBIT A

OUTLINE OF SUBSTITUTE SECOND FLOOR PREMISES [ATTACHED]

Exhibit A

Exhibit 10.5

10 STONE COL. DETAIL

09 PLAN DETAIL

08 PLAN DETAIL

07 PLAN DETAIL

TENANT 214
TENANT 215
TENANT 216
TENANT 217
TENANT 218
CORRIDOR 212
CORRIDOR 202
ELEV LOBBY 201
STAIR NO.1 205
STAIR NO.2 207
STAIR NO.3 213
MEN 206
WOMEN 203
RR CORRIDOR 204
TELE 211
ELEC 210
SERV. ELEV. 208
JAN. CLOS. 209
MECH. SHAFT
OPEN TO FIRST FLOOR LOBBY BELOW
32 EQUAL SPACES
12 EQUAL SPACES
30 EQUAL SPACES @5'-0"
7 EQ SPACES @ 35'-0"
200'-10"
118'-2"
01/A3.2 CORE SIM.
02/A3.2 FINISH SIM.
03/A3.2 RCP SIM.
PLAN NORTH

01 SECOND FLOOR PLAN
1/16" = 1'-0" EL = 169'-0"

GENERAL NOTES
1. REF. 10/A3.01 FOR PUNCH
2. REF. A0.3 FOR PARTITION T
3. REF. A0.2 FOR REST ROOM
4. REF. A0.1 FOR ROOM FINIS
5. REF. A0.1 FOR DOOR SCHE
6. REF. A0.3 FOR 2HR. RATED
7. REF. TO PREVIOUS PLAN FO SHOWN ON THIS PLAN
8. REF. TO PREVIOUS PLAN FO TYPES NOT SHOWN ON THIS
9. CONTRACTOR TO COORDINATE FIRE ALARM SPEAKERS, STRO LIGHTS, ECT.
10. REF TO LOBBY ELEVATIONS PANEL LOCATION
11. LOBBY PLAN DIMENSIONS A GYP. BD. REF. DTLS. FOR
12. REF. TO PARTITION NOTES ATTENUATION BLANKETS

Exhibit 10.5

EXHIBIT B

BASE, SHELL & CORE
    (BASE BUILDING PLANS AND SPECIFICATIONS)
FOR THE SUBSTITUTE SECOND FLOOR PREMISES

[ATTACHED]

EXHIBIT B

Exhibit 10.5

OUTLINE SPECIFICATIONS

AMN HEALTHCARE, INC.

AT
SAN DIEGO CORPORATE CENTER
LOT 7

12400 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA

SIX-STORY BUILDING
&
PARKING STRUCTURE

SHELL BUILDING, SITEWORK & CORE

March 27, 2002

KILROY REALTY CORPORATION
3811 Valley Centre Drive, Suite 300
San Diego, California 92130

Exhibit 10.5

PROJECT DATA

PROJECT:	AMN HEALTHCARE, INC.

LOCATION:	SIX -STORY OFFICE BUILDING and PARKING STRUCTURE SAN DIEGO CORPORATE CENTER LOT 7 12400 High Bluff Drive San Diego, California

DATE:	March 27, 2002

1	Construction Type
	Buildings: Parking Structure:	II - FR with Glass Curtainwall/ Stone Veneer I - Sprinklered Precast Concrete

2	Number of Buildings	One (1)

3	Number of Stories	Six (6) per Building; Three (3) for Parking Structure with one half level below grade.

4	Use	See Article 7 of Summary of Basic Lease Information dated April 2, 2002.

5	Use Zone	Carmel Valley PDO
Employment Center (EC)

6	Square Footage	208,961 Rentable Square Feet

7	Site Area	9.85 Acres (gross)

8	Site Coverage	.50 FAR (Building)

9	Parking Provided	600 unreserved spaces for the first 100,000 RSF and 4/1000 spaces for the balance of rentable square footage entirely in a parking structure

10	Trash Dumpsters	Provide (1) enclosure for four (4'x7') trash bins

11	Mechanical Enclosure	Rooftop Mechanical Penthouse

12	Floor-to-Floor Height	1st 16'-0" 2nd thru 6th 14'-6"

13	Ceiling Height	10'-0" office area

14	Building Height	Varies from 92'-0" to 106'-0"

15	Drive Aisle Widths	21'-6" Minimum, 26' Fire Lanes

16	Fire Sprinkling	Fully Wet Pipe Fire Sprinklered to density of .15 over the most remote 2,000 s.f. of office area. No sprinklers provided in parking structure.

Exhibit 10.5

17	Skylights	None Provided

18	Electrical	277/480 Volt, 4000 AMP (Building/HVAC) and 400 AMP (Parking Structure) 3 phase, 4 wire

19	Loading	One (1) grade level pair 9'-0" pair doors

DESCRIPTION:        The project consists of one (1) six-story office building totaling 208,961 rentable square feet, along with one (1) 4-story parking structure (3-level open with ;one half level subterranean). All site improvements, shell building, and base core shall be part of this package.

SCOPE:        All building, site, and core improvements shall be complete by Landlord in every respect as defined by, but not limited to, the content of the improvement drawings and outline specifications, unless noted otherwise.

CODES:    Building shall be Type II, Fire-rated construction, B occupancy. Parking structure shall be Type I, S-4 occupancy. All construction shall conform to local and state codes and regulations, including Title 24 and Americans With Disabilities Act (ADA) in effect at the time of construction. All placement of concrete, reinforcing steel in masonry units and/or concrete and all field weld plates and field welding shall be inspected by an independent testing laboratory.

DIVISION 1 GENERAL REQUIREMENTS

All work shall be in conformance with all applicable codes and regulations. Contractor shall be responsible for coordination of all work to be performed and for conformance to the contract documents.

DIVISION 2 SITEWORK

Demolition	Demo and remove existing paving and landscape improvements in accordance with the approved plans of the development

Earthwork	Provide all grading and reshaping of existing site as required to achieve conformance with new finish grade elevations.

Site Utilities	Provide all sewer, gas, water, storm drain, electrical, telephone. Fiber optic conduits are available to the building.

Irrigation	All landscaped areas to be fully irrigated and operated by automatic controllers. Provide planter drainage to comply per minimum City of San Diego design guideline standards.

Landscaping	Provide plant material and soil amendments per City of San Diego guideline standards and in accordance with the approved landscape plan.

Enhanced Paving	Provide integral color, 7" nominal thickness, non-reinforced, 3,250 psi concrete paving over Class II base, or as specified by the soils report, at vehicular court areas. Provide a combination of sandblasted and exposed aggregate finishes.

Exhibit 10.5

Enhanced Pedestrian Paving	Provide integral color, 4" nominal thickness, non-reinforced enhanced paving over natural grade with combination of broom and exposed aggregate finishes at courtyard. All other walkways to be natural color concrete with broom finish.

Asphalt Concrete Paving	Provide 3" A.C. paving over Class II base, or as specified by the soils engineer

Curb & Mow Strips	All curb and gutters shall be constructed of concrete in accordance to City of San Diego Standards.

Seat Walls	Provide cast-in-place concrete (or masonry) planter/seat walls with stone veneer cladding as indicated on the approved improvement plans.

Water Feature	Provided as indicated on the construction plans.

Flag Poles	Provide three (3) 30' high flagpoles included in Tenant Improvement Allowance.

Bicycle Cage & Racks	Provide bicycle racks located within an approximately 20' x 20' cage in the parking structure.

DIVISION 3 CONCRETE

Foundations (Building)	Continuous grade beam and pad footings of reinforced concrete or deep foundations below grade for columns and moment frames in accordance with the structural drawings.

First Floor (Building)	Slab-on-grade minimum 6" thick 4000 p.s.i. concrete slab on grade, reinforced with #3 bars at 18" o.c., over 2" sand, 6 mil

2nd thru 5th Floor/Roof Slab (Building)	3 1/4" thick lightweight structural concrete with fibermesh reinforcing over metal decking. 1-hour fire-rating provided

Foundations (Parking Structure)	Continuous grade beam and pad footings of reinforced concrete or deep foundations below grade for precast concrete columns and cast-in-place concrete or masonry sheer walls in accordance with the structural drawings.

Level 1 (Parking Structure)	Slab-on-grade, 5" thick 3000 p.s.i. concrete slab on grade, reinforced with fibermesh and #3 bars at 18" o.c. over 4" sand.

Levels 2 & 3 (Parking Structure)	3 1/2" thick structural concrete topping reinforced with 4 x 4 welded wire mesh over precast concrete "double tee" floor planks. Slope to drain. Exterior walls constructed of precast concrete panels. Finish per Architect

DIVISION 4 MASONRY

Trash Enclosure	6'-0" high enclosure with 8x8x16 precision masonry block with plaster finish. Enclosure provided within parking structure.

Parking Structure Utility Rooms	Provide 8x8 x16 reinforced masonry utility rooms at parking structure per plans.

DIVISION 5 METALS

Exhibit 10.5

Columns	"W" shape steel columns, (30'x40' bay spacing) shear plates and moment frame connections as indicated on the structural drawings. Provide sprayed fire resistive coating to maintain 1 hour rating.

Roof Framing	Roof framing to consist of 2" 22 gauge metal decking over wide flange steel girders and purlins. Provide sprayed fire resistive coating to maintain 1 hour rating.

Rooftop Mechanical Penthouse	Provide 5" thick concrete over 3" 18 gauge structural metal framing platform to support rooftop mechanical penthouse, including all support framing and head-outs for mechanical as a part of the Shell Building. 1 hour fire rating provided.

2nd thru 5th Floor Framing	Floor framing to consist of 3" 20 gauge metal decking over wide flange steel girders and purlins. Provide sprayed fire resistive coating to maintain 1 hour rating. Floor loading provided as follows:

80 psf live load 20 psf partition loan Additional live load included in T.I.Allowance

Exit Stairs	Provide three (3) steel stairs with concrete poured pan treads at building and three (3) total at parking structure. One stair to extend to the roof of the building.

Internal Stairs	Tenant shall be allowed to install as part of its rentable area, internal stairs in the building. Tenant shall be allowed to allocate Tenant Improvement Funds from its Tenant Improvement Allowance to pay for the costs associated with the installation of the internal stairs. Tenant shall be responsible for the restoration to the building at the end of the Lease Term.

Miscellaneous Metals	Concrete panels embeds, mechanical screen posts, steel roof fall restraint, window washing davits and trash enclosure hardware will be provided as a part of the Shell Building.

Architectural Railings	Provide glass or metal railings at 2nd floor lobby.

Composite Wall Panels
Provide pre-finished aluminum clad composite metal exterior wall panels with thermoplastic core by Alucabond, Alpolic, or equal with Kynar XL paint finish as indicated on the plans. Color by Architect. Utilize silicone sealant at panel joints.

Mechanical Roof Screen
Provide roof-mounted mechanical roof screen. Constructed of curtain wall glazing system (see Division 8, Glass & Glazing) and supported on structural steel framing system (refer to building elevations).

DIVISION 6 WOOD AND PLASTICS

Exhibit 10.5

Rough Carpentry	Not Applicable

Finish Carpentry	All finish carpentry shall conform to the applicable requirements for "Custom Grade" of the Manual of Millwork of the Woodwork Institute of California, the West Coast Lumberman's Association Grading and Dressing Rules No. 16, the Western Wood Products Association, The National Hardwood Lumber Association and The American Plywood Association.

Casework and millwork within the building lobby and elevator vestibules as indicated on the plans shall be included as a part of the Core improvements.

DIVISION 7 MOISTURE AND THERMAL PROTECTION

Exterior Plaster Finish and Stone System
Portion of building exterior, mechanical and stair penthouses, and soffits will be constructed of a two coat exterior plaster finish system. The system shall consist of a vapor barrier and metal lath attached to steel studs over which two coats of plaster is applied. A final plaster color coat or natural stone (ie: limestone, slate, etc.) is applied via a "thin-set" application. Color selected by Architect. Provide expansion joints and reveals as indicated on the plans.

Membrane Roofing	Roof shall consist of a four-ply fiberglass built-up roofing system with capsheet (i.e., Manville specification 4 GLC) over½" "Retro-fit" board over 2 ½" "Ultragard" R-19 rigid foam insulation. Utilize ½" thick walking pads in locations as indicated on the drawings. Utilize colored aggregate surface at low roofs. Provide 10 year bond.

Building Thermal/ Sound Insulation & Fire Safing	Provide R-11 thermal batt and sound insulation in core improvement areas only. All perimeter wall insulation included in T.I. Allowance. Provide fire safing at floor and wall penetrations as required by code for 1 hour rating.

Roof Drainage	Provide internal cast iron roof and overflow drains. Roof drains to connect to below grade storm drain, overflow to daylight at face of curb or building wall. Minimum roof slope to be 1/4" per foot.

Sealants	Utilize silicone base sealant at all glazing and metal panel conditions. Concrete panel joints at parking structure to receive polyurethane sealant with 1" polyurethane backer rod. Sealants used in walking surfaces shall be polyurethane type. Colors to be selected by Architect.

Sheet Metal	Provide all sheet metal work for the building, complete; including reglets, and counter flashing for roofing. Materials to be galvanized sheet metal, 24 gauge minimum thickness.

Skylights	None Provided

DIVISION 8 DOORS AND WINDOWS

Custom Interior Doors	3'-0" x 8'-10"x 1-3/4" solid core wood veneer doors as indicated on base building plans with prefabricated aluminum frames with a custom color finish as manufactured by Western Integrated, Alumax, or approved equal. All fire rated doors and frames to comply with UBC Sec. 4306.

Main Entrance Storefront/Doors	Provide 2 pair "Herculite" 3'-0" x 8'-10" x ¾" doors with polished stainless steel pulls and recessed floor closures.

Exhibit 10.5

Secondary Entrance Doors	3'-0" x 8'x10" x 1-3/4" narrow stile aluminum glass doors. Frame finish to be as specified in "Aluminum" & "Glass /Glazing".

Hollow Metal Doors	Provide 18 gauge hollow metal doors in 16 gauge metal frames at exterior stair and mechanical equipment penthouses. as well as at parking structure. Prime and paint.

Hardware	Lock and latch sets shall be equal to Best Series 9K with lever handle design. Provide Best Series 9K or equal latchsets at toilet rooms. All fire rated doors and storefront entry doors shall be equipped with closures and panic devices as required. All hardware shall meet state Title 24 requirements for handicapped accessibility (refer to Division 16 "security system").

Aluminum	All extruded aluminum sections shall be 2-1/2" x 4-1/2" off-set flush glazed with butt glazed captured horizontal and vertical mullion framing system. Interior finish to be clear anodized finish. Exterior color finish to be Kynar 'XL'. Color by Architect.

Glass & Glazing
Glass to be provided as follows:
CurtainWall Glass: Combination of tinted and translucent glass.
Spandrel Glass: Combination of tinted and translucent glass.
Lobby Entry Glass: ¾" "Structural Herculite".

Note: Provide dual glazing along portions of vision glass as required for Title 24 energy compliance. All remaining portions of elevations may be single-glazed.

DIVISION 9 FINISHES

Carpeting	Provide combination of cut pile and loop carpet in 1st floor lobby and exit corridors only, as selected by Owner/Architect. Provide rubber base.

Counter Tops	Provide Corian, granite or equal countertops in toilet rooms with color selected by Architect.

Wallcovering	Provide combination of wood and fabric wallcovering at 1st and 2nd floor lobbies only. Provide painted gypsum board with stainless steel surrounds at elevator doors on 3rd and 5th floors.

Vinyl Flooring	Provide vinyl composition tile in janitor closet. 1/8" thick 12" x 12" squares by Armstrong Excelon "Imperial Texture" Series, as specified by Owner/Architect. Provide rubber base.

Ceramic Tile	Provide "thin-set" porcelain ceramic tile at all toilet room floors and to 4'-6" above floor on all walls. Color and pattern as selected by Owner/Architect.

Stone Flooring	Provide limestone or traverntine accent stone flooring at 1st floor lobby as specified by Owner/Architect. Flooring to extend to exterior.

Painting	Provide exterior grade paint on portions of exterior concrete walls at parking structure as indicated on the drawings; enamel paint on exterior steel surfaces: Primer + 2 coats at exterior. Color by Architect. Provide Lo-Glo interior painting: Primer + 2 coats at core improvements. Refer to drawings for specific areas.

Exhibit 10.5

Metal Framing & Furring	Steel studs shall be 16, 20 and 25 gauge as indicated on drawings or as required. Drywall furring channels shall be 25 gauge "hat" sections. Backing plates shall be 1/8" steel of proper size to accommodate fastenings and shall be welded to 20 gauge steel studs. See drawings for specific size and locations.

All restrooms; electrical/Tel. rooms; exit corridors; stair, elevator and mechanical shafts/enclosures; and lobby improvements included in Core Improvements.

Gypsum & Drywall	Provide gypsum wallboard at designated locations shown. Board thickness to be 5/8" at vertical and 5/8" at horizontal surface applications. In areas requiring fire ratings, wall board shall be 5/8" "Type X". In areas subject to moisture, use water resistant (WR) gypsum board.

All restrooms; electrical/Tel. rooms; exit corridors; stair, elevator and mechanical shafts/enclosures and lobby improvements included in Core Improvements.
All perimeter furring, drywall, and insulation to be installed under Tenant Improvements. All column furring and drywall, including column with plumbing to be installed under Tenant Improvements.

Exterior Soffits	Exterior soffits at main and secondary entrances to be constructed of an EIFS finish by "Dryvit", or approved equal (see Division 7). Provide expansion joints and aluminum reveal reglets as indicated on the plans. Color and finish selected by Architect.

Acoustical Ceilings	Provide suspended acoustical ceiling systems in selected core areas as indicated on the plans. Tile: 'USG' Olympia Clima 24" x 24" lay-in panel with (FLB) Fineline bevel. Grid: 'USG' Donn 9/16" (DX) tee system.

DIVISION 10 SPECIALTIES

Toilet Accessories	Provide stainless steel accessories of the following types: toilet paper dispensers; toilet seat cover dispensers; paper towel dispensers and disposals; soap dispensers; custom sized frameless mirrors, deodorizing dispensers and feminine protection dispensers and disposal units in each of the women's restroom stalls. Tenant shall be allowed to add additional women's stalls. The costs of additional stalls shall be paid out of the Tenant Improvement Allowance.

Toilet Partitions	Provide plastic laminated floor mounted partitions at each of the toilet rooms as indicated on the plans for the Core improvements.

Site I Parking Signage	Site monumentation signage, parking structure directional signage, and signage required by state and local jurisdictions, including ADA, are provided as a part of the shell building.

Building Monument Signage	Provide main building monument sign.

Tenant Signage	Included in T.I. Allowance

Fire Extinguishers	Provide as required by code for parking structure, shell building and lobby build-out. All others included in Tenant Improvement Allowance.

DIVISION 11 EQUIPMENT

Exhibit 10.5

Cafeteria	Tenant shall be allowed to install as part of its rentable area a full service cafeteria. Landlord at Tenants' cost, may need to install in the core specific plumbing and ventilation to facilitate the cafeteria. Tenant shall be allowed to allocate Tenant Improvement Funds from its Tenant Improvement Allowance to pay for all costs associated with the construction of the cafeteria.

Kitchen Equipment	All kitchen equipment and related food preparation appliances required to be provided by the Tenant.

GYM
Tenant shall be allowed to install as part of its rentable area a Gym equipped with showers and lockers. Tenant shall be allowed to allocate Tenant Improvement Funds from its Tenant Improvement Allowance to pay for the costs associated with the construction of the Gym, showers and lockers. Tenant shall be entitled to an additional allowance of $50,000 for the project gym. Such allowance shall be in addition to the Tenant Improvement Allowance. In doing so, Landlord shall exclude current gym from the core improvements.

DIVISION 12 FURNISHINGS

Window Coverings	Included in Tenant Improvement Allowance.

Furnishings	All lab work stations, desks, tables, chairs, whiteboards, etc. and all other F, F & E to be provided by the Tenant.

Exterior Site Furnishings	Provide precast concrete trash receptacles and ash urns.
DIVISION 13 SPECIAL CONSTRUCTION

Not Applicable

DIVISION 14 CONVEYING SYSTEMS

Building Core Elevators
Provide total of four (4) 3500 lb. capacity, 6-stop electric geared traction passenger elevators located in main lobby, complete with cab interiors compatible with lobby finishes. One elevator to include rear "swing door" for freight service

Parking Structure Elevators	Provide total of one (1) 2500 lb. capacity, 4-stop hydraulic passenger elevator, complete with standard cab finishes.

DIVISION 15 MECHANICAL

Shell Plumbing	Provide water stubbed to within 5 feet of the building and sewer laterals extended below floor slab to future plumbing locations as a part of the shell building. Connect water and sewer to core areas

Core Plumbing	Provide all fixtures, trim, piping and accessories for the following plumbing fixtures as a part of the Core Improvements:

	Water closets:	wall mounted, flush valve type.
	Lavatories:	under counter mounted, vitreous china
	Urinals:	wall mounted automatic flush valve.
	Drinking Fountains:	hi-low recessed wall-mounted stainless steel.

Exhibit 10.5

	Janitor Sinks:	floor mounted, 1st floor; tub type, 2nd floor through 5th floor
	Water Heaters:	gas-fired

T.I. Plumbing	Included in Tenant Improvement Allowance.

Fire Protection System
Provide on-site hydrants as required by local fire jurisdictions. Entire building facility to be fire sprinklered with a density of .15 GPM over the most remote 2,000 s.f. of area. Provide semi recessed chrome heads in improved core areas. Sprinkler drops included in Tenant Improvement allowance. Provide fire hose cabinets per Fire Dept. requirements in parking structure.

Gas Service	Provide gas service to building and rooftop penthouse.

Heating, Ventilating & Air Conditioning	Description of System: The base system design shall include roof mounted penthouse central air handler concept, complete with two chillers with hot water boiler for heating with associated valves, pipes and fittings. The rooftop air handler serves a VAV distribution system complete with medium pressure main duct loop on each floor and air distribution provided to the core improvements. Capacity and number of units as required for good zoning design.

All toilet rooms to be provided with exhaust systems to roof. The electrical contractor shall provide all starters, connections and live voltage wiring and conduit. All work shall be done in accordance with all required codes and ordinances.

The following items shall be included in the Core Improvement contract:

a. Plenum mounted VAV control units.
b. Duct Distribution System: The sheet metal ducts will all be designed and installed in accordance with A.S.H.R.A.E. and S.M.A.C.N.A. recommendations. The supply diffusers will be of a modular ceiling lay-in type and be laid out on the basis of a maximum 38 DB noise rating. Provide linear diffusers in hard ceiling areas.
c. Controls: The controls will be an electronic type and give individual zone control. Furnish and install DOC zone sensors and include all programming.
d. Independent air balance.
e. Provide access doors.
f. Provide fire or fire/smoke dampers as required by code.

Energy Management System	An energy management system control panel complete with DOC compatible controls are provided for shell and core improvements. Tenant responsible for all costs for controls associated with the tenant improvements.

DIVISION 16 ELECTRICAL

Main Service
Main service to the building to be 277/480 volt, 3 phase 4 wire, 4000 amp located within an electric room and with 1600 amp distribution to rooftop HVAC and sub panel for core functions only to each floor as a part of the core improvements.
Main service to parking structure to be 400 amp, 3 phase, 4 wire.

Exhibit 10.5

Building Power And Lighting
Electrical work shall include metering facilities, conduit, conductors, main switch board, sub-panels, branch circuits, J-boxes, lighting fixtures, wall light switches, power receptacles, etc. for the site common areas, core improvements and parking structure. Switchgear and conductors, for conduits, sub panels, etc. for Tenant access in T.I.

Power & Utility Core	Electrical for the Core Improvements and Parking Structure work shall include a service and distribution including conduit, conductors, switch board, sub-panels, branch circuits, J-boxes, lightingfixtures, wall light switches, power receptacles, etc.

Power for Equipment	1600 amp service connection to rooftop HVAC equipment as well as motor control center, wiring and control devices to be included in Core Improvement.

Telephone & Data	Telephone and data communication cabling provided by Tenant. Provide four 4" conduits from the street to the Buildings MPOE and four 4" and one 2-1/2" conduits from the building MPOE to each floor of the building.

Generator Pad:	Provide one (1) generator pad to be located at a mutually acceptable location in the Project. Provide the necessary conduit from the generator pad to the building MPOE.

Installation	All electrical work to be in accordance with applicable codes. All necessary outlets, conduit, wiring, trenching and concrete encasing shall be provided as required.

Interior Lighting	Fluorescent lighting (exit corridors, janitor closet): Provide 2' X 4' "Columbia" indirect light fixture, electronic ballast in suspended ceilings. Provide "coved" indirect and recessed down lighting in lobbies. Provide recess can fixtures at toilet rooms, electrical and telephone rooms. All lighting in lobby and exit enclosures to be controlled by wall mounted motion sensors with override switch as required by Title 24.

UPS System	Excluded.

Security System	Tenant to provide all necessary devices, conduit, wiring, access door hardware, etc. for installation, operation and monitoring of a security system within Tenant Space. Building core to provide card readers and controls for main lobby and one exterior door.

Exterior Lighting
Provide low pressure sodium pole mounted light fixtures on 24" diameter concrete bases as required throughout surface parking areas and parking structure to maintain one footcandle average illumination as required by City ordinance.
Provide uplight / downlight fixtures at walkways and landscape areas adjacent to entries and in courtyards.

END OF OUTLINE SPECIFICATIONS